SCHEDULE II


     First Trust Consumer Discretionary AlphaDEX(R) Fund
     First Trust Consumer Staples AlphaDEX(R) Fund
     First Trust Energy AlphaDEX(R) Fund
     First Trust Financials AlphaDEX(R) Fund
     First Trust Health Care AlphaDEX(R) Fund
     First Trust Industrials/Producer Durables AlphaDEX(R) Fund
     First Trust Materials AlphaDEX(R) Fund
     First Trust Technology AlphaDEX(R) Fund
     First Trust Utilities AlphaDEX(R) Fund
     First Trust Large Cap Core AlphaDEX(R) Fund
     First Trust Mid Cap Core AlphaDEX(R) Fund
     First Trust Small Cap Core AlphaDEX(R) Fund
     First Trust Large Cap Value AlphaDEX(R) Fund
     First Trust Large Cap Growth AlphaDEX(R) Fund
     First Trust Multi Cap Value AlphaDEX(R) Fund
     First Trust Multi Cap Growth AlphaDEX(R) Fund
     First Trust Mid Cap Growth AlphaDEX(R) Fund
     First Trust Mid Cap Value AlphaDEX(R) Fund
     First Trust Small Cap Growth AlphaDEX(R) Fund
     First Trust Small Cap Value AlphaDEX(R) Fund
     First Trust Mega Cap AlphaDEX(R) Fund